Nancy H. Badeer

Associate General Counsel

285 Madison Avenue

New York, NY 10017

T: 980-949-3600

October 14, 2022

Board of Directors

Brighthouse Life Insurance Company of NY

285 Madison Avenue

New York, NY 10017

Re:	Opinion of Counsel
Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to Form S-1
Brighthouse Life Insurance Company of NY
File No. 333-238214
Brighthouse Shield® Level 10 Annuity

Ladies and Gentlemen:

I am an Associate General Counsel to the Insurance Products Group of the Chief Administrative Office and provide legal counsel to Brighthouse Life Insurance Company of NY. This opinion is furnished in connection with the proposed offering of a certain single premium deferred index-linked annuity contract (the “Contract”) issued by Brighthouse Life Insurance Company of NY (“Company”) under Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to Form S-1, File No. 333-238214, filed on October 14, 2022 (the “Registration Statement”) and described therein, filed by the Company under the Securities Act of 1933, as amended.

I have made such examination of law and examined such records of the Company and other documents as in my judgment are necessary or appropriate to render the opinion expressed below.

I am of the following opinions:

1.        The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business and to issue annuity contracts by the State of New York and the New York Department of Financial Services.

2.        The Contract covered by the above Registration Statement, and all amendments relating thereto, when delivered and when the first purchase payment made by an owner all in accordance with the prospectus (the “Prospectus”) included in the Registration Statement and in compliance with the applicable local law, will be a legal and binding obligation of the Company in accordance with its terms. Owners of Contracts, as such, will not be subject to any deductions and charges by the Company other than those described in the Contract and as referred to in the Prospectus.

I hereby consent to the use of this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,

/s/ Nancy H. Badeer

Nancy H. Badeer

Associate General Counsel